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                                                                       EXHIBIT 5

                      [VINSON & ELKINS L.L.P. LETTERHEAD]


                                August 30, 1999


EOTT Energy Partners, L.P.
1330 Post Oak Boulevard
Houston, Texas 77056

Ladies and Gentlemen:

     We have acted as counsel for EOTT Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), with respect to certain legal matters in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the "Securities Act"), (i) of the offer and sale by the Partnership and EOTT Energy Finance Corp., a Delaware corporation (the "Co-issuer") from time to time, pursuant to Rule 415 under the Securities Act, of unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities") and (ii) of the offer and sale by the Partnership of units representing common limited partner interests in the Partnership (the "Common Units"). The aggregate initial offering prices of the Debt Securities and the Common Units offered by the Partnership thereby (the "Securities") will not exceed $500,000,000 or, if applicable, the equivalent thereof in any other currency or currency unit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the Prospectus contained in the Partnership's Registration Statement on Form S-3 to which this opinion is an exhibit.

     Before rendering our opinions hereinafter set forth, we examined such certificates, instruments and documents, including the Amended and Restated Agreement of Limited Partnership of the Partnership, a form of which has been filed as an exhibit to the Registration Statement (the "Partnership Agreement"), the Certificate of Limited Partnership of EOTT Energy Partners, L.P. (the "Certificate") filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act in connection with the formation of the Partnership, the form of the Indenture filed as an exhibit to the Registration Statement, and we reviewed such questions of law, as we considered appropriate.

     Based upon the foregoing examination and review, we are of the opinion that:

          1. The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act; and

          2. All of the Common Units offered by means of the Registration Statement have been duly authorized by the Partnership Agreement and when
     (a) the Registration Statement has become effective under the Securities Act, and (b) the Common Units have been issued and sold as contemplated in the Registration Statement, the Common Units will be legally issued and fully paid and non-assessable, except as such non-assessability may be affected by 17-607 of the Delaware Revised Uniform Limited Partnership Act.

          3. When (a) the Registration Statement has become effective under the Securities Act, (b) the terms of any Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Partnership and so as to comply with any requirements or restriction imposed by any court or governmental body having jurisdiction over the Partnership, and (c) the Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Partnership and the Co-issuer, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization,
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     moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles.

     The opinions expressed herein are qualified in the following respects:

          (A) We have assumed, without independent verification, that the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units.

          (B) We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine, and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

          (C) This opinion is limited in all respects to federal laws and the Delaware Revised Uniform Limited Partnership Act.

     We are rendering this opinion as of the time the Registration Statement becomes effective. We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act of 1933.

                                            /s/  VINSON & ELKINS L.L.P.

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